Exhibit 99.1

Financial Contact:

Josh Hirsberg

(702) 792-7234

joshhirsberg@boydgaming.com

Media Contact:

Rob Meyne

(702) 792-7353

robmeyne@boydgaming.com

BOYD GAMING COMPLETES ACQUISITION OF PENINSULA GAMING

LAS VEGAS – NOVEMBER 20, 2012 — Boyd Gaming Corporation (NYSE: BYD) today announced that it has completed its acquisition of Peninsula Gaming, LLC.

Boyd Gaming now owns and operates 22 properties in Nevada, New Jersey, Illinois, Indiana, Iowa, Kansas, Louisiana and Mississippi.

“This is a significant milestone for our Company, and we are pleased to be able to expand our footprint into Iowa and Kansas, as well as add additional markets in Louisiana,” said Keith Smith, President and Chief Executive Officer of Boyd Gaming. “Boyd Gaming and Peninsula share very similar cultures and business models, as both companies are known for delivering great customer service, operating efficiently, and giving back to our communities. We welcome our new colleagues to Boyd Gaming, and together we will build upon the Peninsula team’s successes in the years to come.”

About Boyd Gaming

Headquartered in Las Vegas, Boyd Gaming Corporation (NYSE: BYD) is a leading diversified owner and operator of 22 gaming entertainment properties located in Nevada, New Jersey, Illinois, Indiana, Iowa, Kansas, Louisiana and Mississippi. Boyd Gaming press releases are available at www.prnewswire.com. Additional news and information on Boyd Gaming can be found at www.boydgaming.com.

Forward-Looking Statements

Except for historical information contained herein, the matters set forth in this release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in the Company’s safe harbor compliance statement for forward-looking statements included in the Company’s recent filings, including Forms 10-K, 10-Q and 8-K, with the Securities and Exchange Commission.